Exhibit 10.51

CITIGROUP INC.
2010 KEY EMPLOYEE PROFIT SHARING PLAN
AWARD AGREEMENT

Section 1. Award Agreement. Citigroup Inc. (the “Company”) hereby grants to [NAME] (the “Participant”) the award (the “Award”) summarized below, pursuant to the terms of the Citigroup Inc. 2010 Key Employee Profit Sharing Plan (the “Plan”). The terms, conditions and restrictions of the Award are contained in this Award Agreement (this “Agreement”) and the Plan. For the Award to be effective, the Participant must sign below and return this Agreement acknowledging that the Participant has received and read this Agreement and the Plan. Except as otherwise defined in this Agreement, all capitalized terms have meanings set forth in the Plan.

Section 2. Applicable Percentage. [APPLICABLE PERCENTAGE].

Section 3. Forfeiture or Clawback of Payments. The Participant acknowledges that amounts payable to the Participant under the Plan and the Award are subject to forfeiture or clawback under the circumstances specified in Article V of the Plan.

Section 4. Acceptance and Agreement by Participant. The Participant hereby accepts the Award and agrees to be bound by the terms, conditions and restrictions of the Award as set forth in the Plan, this Agreement and the Committee’s policies, as in effect from time to time, relating to the administration of the Plan. The Participant understands that the Award and any other incentive awards that may be granted are entirely discretionary and that the Participant has no right to receive the Award or any future incentive awards.

Section 5. Entire Agreement. The Plan and this Agreement constitute the entire understanding between the Company and the Participant regarding the Award and supersede all previous written, oral or implied understandings between the parties about the subject matter hereof, including any written or electronic agreement, election form or other communication to, from or between the Participant and the Company or any Affiliated Employer.

Section 6. Disclosure Regarding Use of Personal Information and Participant’s Consent.

     (a) Definition and Use of “Personal Information”. In connection with the grant of this Award, and any other award under any other incentive award program, and the implementation and administration of any such program, including, without limitation, the Participant’s actual participation, or consideration by the Company for potential future participation, in any program at any time, it is or may become necessary for the Company to collect, transfer, use and hold certain personal information regarding the Participant in and/or outside of Participant’s home country.

The “personal information” that the Company may collect, process, store and transfer for the purposes outlined above may include the Participant’s name, nationality, citizenship, tax or other residency status, work authorization, date of birth, age, government/tax identification number, passport number, brokerage account information, GEID or other internal identifying information, home address, work address, job and location history, compensation and equity and incentive award information and history, business unit, employing entity and the Participant’s beneficiaries and contact information. The Participant may obtain more details regarding the access and use of his or her personal information, and may correct or update such information, by contacting his or her human resources representative or local equity and incentive award coordinator.

Use, transfer, storage and processing of personal information, electronically or otherwise, may be in connection with the Company’s internal administration of its incentive award programs, or in connection with tax or other governmental and regulatory compliance activities directly or indirectly related to an equity or incentive award program. For such purposes only, personal information may be used by third parties retained by the Company to assist with the administration and compliance activities of its equity and incentive award programs, and may be transferred by the company that employs (or any company that has employed) the Participant from the Participant’s home country to other Citigroup entities and third parties located in the United States and in other countries. Specifically, those parties that may have access to the Participant’s information for the purposes described herein include, but are not limited to, (i) human resources personnel responsible for administering the equity and incentive award programs, including local and regional equity and incentive award coordinators, and global coordinators located in the United States; (ii) the Participant’s U.S. broker and equity account administrator and trade facilitator; (iii) the Participant’s U.S., regional and local employing entity and business unit management, including the Participant’s supervisor and his or her superiors; (iv) the Committee or its designee, which is responsible for administering the Plan; (v) the Company’s technology systems support team (but only to the extent necessary to maintain the proper operation of electronic information systems that support the equity and incentive award programs); and (vi) internal and external legal, tax and accounting advisors (but only to the extent necessary for them to advise the Company on compliance and other issues affecting the equity and incentive award programs in their respective fields of expertise). At all times, Company personnel and third parties will be obligated to maintain the confidentiality of Participant’s personal information except to the extent the Company is required to provide such information to governmental agencies or other parties. Such action will always be undertaken only in accordance with applicable law.

     (b) Participant’s Consent. BY ACCEPTING THIS AWARD, THE PARTICIPANT EXPLICITLY CONSENTS (I) TO THE USE OF THE PARTICIPANT’S PERSONAL INFORMATION FOR THE PURPOSE OF BEING CONSIDERED FOR PARTICIPATION IN FUTURE EQUITY, INCENTIVE OR OTHER AWARD PROGRAMS (TO THE EXTENT HE OR SHE IS ELIGIBLE UNDER APPLICABLE PROGRAM GUIDELINES, AND WITHOUT ANY GUARANTEE THAT ANY AWARD WILL BE MADE); AND (II) TO THE USE, TRANSFER, PROCESSING AND STORAGE, ELECTRONICALLY OR OTHERWISE, OF HIS OR HER PERSONAL INFORMATION, AS SUCH USE HAS OCCURRED TO DATE, AND AS SUCH USE MAY OCCUR IN THE FUTURE, IN CONNECTION WITH THIS OR ANY OTHER EQUITY, INCENTIVE OR OTHER AWARD, AS DESCRIBED ABOVE.

CITIGROUP INC.	PARTICIPANT

By:

Paul McKinnon	Name:	[NAME]
Head of Human Resources	GEID:	[GEID]
October 25, 2010